                                                                    EXHIBIT 11.1

WEST MARINE, INC.
  STATEMENT RE: COMPUTATION OF
    NET (LOSS) INCOME PER SHARE
        (in thousands, except (loss) income per share amounts)

                                                                                 13 Weeks                13 Weeks
                                                                                   Ended                   Ended
                                                                                 March 29,               March 30,
                                                                                   1997                    1996
                                                                              ---------------         ---------------
Primary
-------------------------
Net (loss) income                                                                     $(1,158)                $   332
                                                                               ==============          ==============

Weighted average common shares outstanding                                             16,521                  14,950

Common equivalent shares:
    Stock options (1)                                                                                             962
                                                                              ---------------         ---------------
Weighted average common and
  common equivalent shares                                                             16,521                  15,912
                                                                               ==============          ==============

Net (loss) income per common and common equivalent share                               ($0.07)                  $0.02
                                                                               ==============          ==============

Fully diluted
-------------------------

Net (loss) income                                                                     $(1,158)                $   332
                                                                               ==============          ==============

Weighted average shares outstanding                                                    16,521                  14,950

Common equivalent shares:
    Stock options (1)                                                                                           1,060
                                                                              ---------------         ---------------
Weighted average common and
  common equivalent shares                                                             16,521                  16,010
                                                                               ==============          ==============

Net (loss) income per common and common equivalent share                               ($0.07)                  $0.02
                                                                               ==============          ==============

(1) Earnings per share are calculated in accordance with Accounting Principles Board Opinion No. 15, "Earnings Per Share". Under such opinion, stock options or common equivalent shares, have been excluded from the calculation during the first quarter of 1997 as they are anti-dilutive.